For Immediate Release

Ferro Enters into Agreement to Acquire Global Inorganic Pigments Manufacturer Nubiola

•	Improves Ferro’s Position in Inorganic Pigments by Expanding Product Portfolio and Geographic Footprint
•	Highly Complementary with Current Pigments Business, with Shared Distribution Channels and Minimal Product Overlap
•	Expected Annualized Adjusted EPS Accretion Greater than $0.15, with 2015 Accretion Estimated at $0.04 to $0.06

CLEVELAND, Ohio – April 29, 2015 – Ferro Corporation (NYSE: FOE, “Company”) announced today that it has signed a definitive agreement with the shareholders of Barcelona-based Nubiola Pigmentos (“Nubiola”) to acquire 100% of the equity of Nubiola, on a cash-free and debt-free basis, for €146 million.  Based on 2014 EBITDA, excluding expected transaction synergies, the acquisition purchase price represents a transaction multiple of approximately 7X.    The transaction will be funded with excess cash and a draw on the Company’s existing revolving credit facility.  The transaction is expected to close within the next 60 days, subject to customary closing conditions.

Nubiola is a worldwide producer of specialty inorganic pigments and the world’s largest producer of Ultramarine Blue, a high-value pigment for plastics and construction industries due to its durability, unique color attributes and its whitening capability. Other products include specialty Iron Oxides, Chrome Oxide Greens and Corrosion Inhibitors. Nubiola generated 2014 annual sales of $119 million and achieved compound annual growth of 4.1% over the last three years. The 101-year-old family-owned company employs approximately 750 people, including temporary employees, and has production facilities in Spain, Colombia, Romania, and India and a joint venture in China.  Nubiola sells into more than 85 countries. The majority of Nubiola’s customers serve the plastics and construction industries.

The transaction is expected to be accretive to Ferro’s adjusted diluted earnings per share by $0.04 to $0.06 in 2015 and by more than $0.15 in 2016. Ferro expects the investment will achieve a return on invested capital of greater than 12% in the first full year of operations, and believes that synergies will improve return on invested capital to 15% within an acceptable time frame.

Commenting on the proposed transaction, Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “Nubiola is an excellent strategic fit with Ferro, as we strengthen our position as a global color solutions provider. The acquisition will significantly expand our product portfolio and geographic footprint and more than triple the size of our addressable market in inorganic pigments to greater than $1 billion. Nubiola will bring technology leadership on a global scale in Ultramarine Blue, along with a range of other high-value pigment and corrosion inhibitor product lines.

He continued, “Our strengths are complementary. Nubiola’s largest end market is the plastics industry, while Ferro’s Complex Inorganic Color Pigments (CICP) business focuses predominantly on the coatings market. Nubiola and Ferro share distribution channels and we have identified a number of cross-selling opportunities, though there is minimal overlap between the two companies’ product lines. Nubiola’s business model of regional production and high-touch local technical service is consistent with Ferro’s current go-to-market strategy. As a part of Ferro, Nubiola will continue to advance its R&D programs and develop innovative products and color solutions for its customers.”

Mr. Thomas concluded, “The Nubiola family and management team have done a tremendous job building the company into a global leader in inorganic pigments.  Nubiola has a reputation of quality and innovation and is highly respected by customers and competitors alike.  We are very pleased to add Nubiola to the Ferro portfolio and are looking forward to working with the team to continue the company’s long tradition of successfully serving its customers.”

Ferro is embarking on the growth phase of its value creation strategy, and is seeking to expand sales in emerging markets, accelerate product development efforts, and acquire businesses that build upon its leading market positions in glass-based coatings and color solutions.

Ferro was advised by Jones Day.  EVA Dimensions LLC assisted with valuation modeling.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 3,985 employees globally and reported 2014 sales of $1.1 billion.

About Nubiola

Nubiola is a worldwide producer of specialty inorganic pigments and the world’s largest producer of Ultramarine Blue. Other products include Iron Oxides, Chrome Oxide Greens and Corrosion Inhibitors. The family-owned company has a 101-year heritage of providing innovative color solutions. It has production facilities located in Spain, Colombia, Romania and India and a joint venture in China, and sells to more than 85 countries.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•

Ferro’s ability to complete the Nubiola acquisition, effectively integrate the business, and achieve the expected synergies, as well as the acquisition being accretive and Ferro achieving the expected return on invested capital;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	Demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, regulatory, and political conditions around the world;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;
•	Ferro’s multi-jurisdictional tax structure;
•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;
•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing functions to third parties;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2014.

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Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com